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EXHIBIT 21. PARENTS AND SUBSIDIARIES

                                                    Percentage         State of
Parent Company             Subsidiaries               Owned          Incorporation
--------------             ------------             ----------       -------------
Eagle Bancshares, Inc.     Tucker Federal                              Federally
                           Bank                        100%            Chartered


                           Eagle Real Estate
                           Advisors, Inc.              100%            Georgia


                           Eagle Bancshares
                           Capital Group, Inc.         100%            Georgia


Tucker Federal             Eagle Service
Bank                       Corporation                 100%            Georgia


                           Eagle A.R.M.S.,
                           Inc.                        100%            Georgia


                           Prime Eagle
                           Mortgage
                           Corporation                 100%            Georgia




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